UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 12, 2008

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 12, 2008, Genworth Financial, Inc. (the “Company”) borrowed an aggregate of $930 million under its two revolving credit facilities that mature in 2012. The Company intends to use the borrowings along with other sources of liquidity for the repayment of outstanding holding company debt (including the Company’s senior notes maturing in 2009) at maturity and/or the purchase and retirement of outstanding debt prior to maturity or for other general corporate purposes.

Of the $930 million borrowed, $465 million was borrowed under the Company’s Amended and Restated Five-Year Credit Agreement, dated as of August 13, 2007 (the “2007 Credit Agreement”) and $465 million was borrowed under the Company’s Amended and Restated Five-Year Credit Agreement, dated as of May 25, 2006 (the “2006 Credit Agreement” and together with the 2007 Credit Agreement, the “Credit Agreements”). All amounts under the 2007 Credit Agreement are due on August 13, 2012 and all amounts under the 2006 Credit Agreement are due on May 25, 2012 (as extended pursuant to the terms of the 2006 Credit Agreement), unless, in either case, the commitments are terminated earlier either at the request of the Company or upon the occurrence of an event of default. Following the $930 million borrowing, and after taking into account the $172 million of commitments under the 2007 Credit Agreement that are currently being used for a letter of credit issued primarily for the benefit of one of the Company’s U.S. mortgage insurance subsidiaries and the $140 million of Lehman Brothers-related commitments that may not be honored (as discussed below), the aggregate amount available under the credit facilities is approximately $750 million.

The principal amounts borrowed under each Credit Agreement will initially bear interest at the prime rate, as announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City, which will be due and payable on the last day of each calendar quarter and on the date the principal amount under such Credit Agreement is due and payable. In accordance with the terms of the Credit Agreements, the Company intends to convert the interest rate on the borrowings to a LIBOR-based rate shortly.

Affiliates of Lehman Brothers Holdings Inc., which previously filed for protection under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York, are lenders under the Credit Agreements and had committed to provide $70 million under each Credit Agreement but did not fund their pro rata shares of the borrowings.

For a description of the terms of the 2006 Credit Agreement, see the disclosures in the Company’s Current Report on Form 8-K, filed on May 31, 2006, and for the 2007 Credit Agreement, see the disclosures in the Company’s Current Report on Form 8-K, filed on August 15, 2007. The descriptions of the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreements filed as exhibits to the relevant Current Report on Form 8-K. Each of the foregoing documents and disclosures is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the following:

•

Risks relating to our businesses, including adverse capital and credit market conditions, downturns and volatility in equity and credit markets, downgrades in the Company’s financial strength or credit ratings, the impact of government actions on the financial markets, the Company’s ability to access current and future government support programs, interest rate fluctuations, the valuation of fixed maturity, equity and trading securities, defaults, downgrades or impairments of portfolio investments, goodwill impairments, the soundness of other financial institutions, the Company’s ability to access sources of liquidity, declines in risk-based capital, insufficiency of reserves, legal constraints on dividend distributions by subsidiaries, intense competition, availability and adequacy of reinsurance, defaults by counterparties, loss of key distribution partners, regulatory restrictions on the Company’s operations and changes in applicable laws and regulations, legal or regulatory investigations or actions, the failure or compromise of the security of the Company’s computer systems, and the occurrence of natural or man-made disasters or a pandemic;

•

Risks relating to our Retirement and Protection segment, including changes in morbidity and mortality, accelerated amortization of deferred acquisition costs and present value of future profits, reputational risks as a result of rate increases on certain in-force long-term care insurance products, medical advances such as genetic mapping research, unexpected changes in persistency rates, increases in statutory reserve requirements, and the failure of demand for long-term care insurance to increase as the Company expects;

•

Risks relating to our International segment, including political and economic instability, foreign exchange rate fluctuations, unexpected changes in unemployment rates, unexpected increases in mortgage insurance delinquency rates or severity of defaults, decreases in the volume of high loan-to-value international mortgage originations, increased competition with government-owned and government-sponsored enterprises offering mortgage insurance, changes in regulations, and growth in the global mortgage insurance market that is slower than the Company expects;

•

Risks relating to our U.S. Mortgage Insurance segment, including the outcome of the Company’s review of strategic alternatives for the segment, increases in mortgage insurance delinquency rates or severity of defaults, deterioration in economic conditions or a decline in home price appreciation, the effect of the conservatorship of Fannie Mae and Freddie Mac on mortgage originations, the influence of Fannie Mae, Freddie Mac and a small number of large mortgage lenders and investors, decreases in the volume of high loan-to-value mortgage originations or increases in mortgage insurance cancellations, increases in the use of alternatives to private mortgage insurance (such as simultaneous second mortgages) and reductions by lenders in the level of coverage they select, increases in the use of reinsurance with reinsurance companies affiliated with the Company’s mortgage lending customers, increased competition with government-owned and government-sponsored enterprises offering mortgage insurance, changes in regulations, legal actions under the Real Estate Settlement Practices Act of 1974 (“RESPA”), and potential liabilities in connection with the Company’s U.S. contract underwriting services;

•

Other risks, including the possibility that in certain circumstances the Company will be obligated to make payments to General Electric Company (“GE”) under the Company’s tax matters agreement with GE even if the Company’s corresponding tax savings are never realized and the Company’s payments could be accelerated in the event of certain changes in control, and provisions of the Company’s certificate of incorporation and bylaws and its tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests; and

•	Risks relating to our common stock, including the suspension of dividends and share price fluctuation.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: November 14, 2008	By:	/s/ Patrick B. Kelleher
Patrick B. Kelleher
Senior Vice President – Chief Financial Officer